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                                  EXHIBIT 99.3

                      FORM OF OPTION ASSUMPTION AGREEMENT




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                          JUPITER COMMUNICATIONS, INC.

                       STOCK OPTION ASSUMPTION AGREEMENT
                            INTERNET RESEARCH GROUP
                   (FORMERLY, COLLABORATIVE MARKETING, INC.)
                             1999 STOCK OPTION PLAN

OPTIONEE:             ,
           -----------

       STOCK OPTION ASSUMPTION AGREEMENT effective as of the 16th day of March, 2000.

       WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of Internet Research Group, a California corporation ("IRG"), which were granted to Optionee under the Internet Research Group (formerly, Collaborative Marketing, Inc.) 1999 Stock Option Plan.

       WHEREAS, each of those options is evidenced by an Incentive Stock Option Agreement (the "Option Agreement") issued to Optionee under the applicable Plan.

       WHEREAS, IRG has been acquired by Jupiter Communications, Inc., a Delaware corporation ("Jupiter") through the merger of IRG with and into Jupiter (the "Merger") pursuant to the Agreement and Plan of Reorganization, by and between Jupiter and IRG, dated February 28, 2000 (the "Merger Agreement").

       WHEREAS, the provisions of the Merger Agreement require the obligations of IRG under each outstanding option under the Plans to be assumed by Jupiter at the consummation of the Merger and the holder of each outstanding option to be issued an agreement evidencing the assumption of such option.

       WHEREAS, pursuant to the provisions of the Merger Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Merger is 0.09091106 of a share of Jupiter common stock ("Jupiter Stock") for each outstanding share of IRG common stock ("IRG Stock").

       WHEREAS, the purpose of this Agreement is to evidence the assumption by Jupiter of the outstanding options held by Optionee at the time of the consummation of the Merger (the "Effective Time") and to reflect certain adjustments to those options which have become necessary in connection with their assumption by Jupiter in the Merger.

       NOW, THEREFORE, it is hereby agreed as follows:

       1. The number of shares of IRG Stock subject to the options held by optionee immediately prior to the effective time (the "IRG Options") and the exercise price payable per share are set forth below. Jupiter hereby assumes, as of the effective time, all the duties and obligations of IRG under each of the IRG Options. In connection with such assumption, the

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number of shares of Jupiter Stock purchasable under each IRG option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the exchange ratio. Accordingly, the number of shares of Jupiter Stock subject to each IRG option hereby assumed shall be as specified for that option below, and the adjusted exercise price payable per share of Jupiter Stock under the assumed IRG option shall also be as indicated for that option below.

--------------------------------------------------------------------------------------------------
                   IRG STOCK OPTIONS                       JUPITER ASSUMED OPTIONS
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                                    # of Shares
     # of Shares of IRG       Exercise Price         of Jupiter          Adjusted Exercise
        Common Stock             per Share          Common Stock          Price per Share
--------------------------------------------------------------------------------------------------
                                    $                                           $
--------------------------------------------------------------------------------------------------

       2. The intent of the foregoing adjustments to each assumed IRG Option is to assure that the spread between the aggregate fair market value of the shares of Jupiter Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will not, immediately after the consummation of the Merger, be greater than the spread which existed, immediately prior to the Merger, between the then aggregate fair market value of the IRG Stock subject to the IRG Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Merger, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the IRG Option immediately prior to the Merger.

       3. Each IRG Option shall continue to have a maximum term of ten (10) years from the date of grant, subject to earlier termination (as provided in the applicable Option Agreement) following Optionee's cessation of service or employment.

       4. The following provisions shall govern each IRG Option hereby assumed by Jupiter:

              (a) Unless the context otherwise requires, all references in each Option Agreement and the Plan (to the extent incorporated into such Option Agreement) shall be adjusted as follows: (i) all references to the "Company" shall mean Jupiter, (ii) all references to "Common Stock" or "Shares" shall mean shares of Jupiter Stock, (iii) all references to the "Board" shall mean the Board of Directors of Jupiter and (iv) all references to the "Committee" shall mean the Compensation Committee of the Jupiter Board of Directors.

              (b) Except as modified by this Agreement, the grant date and the expiration date of each assumed IRG Option and all other provisions which govern either the exercise or the termination of the assumed IRG Option shall remain the same as set forth in the Option Agreement applicable to that option, and the provisions of the applicable Plan and the Option Agreement shall accordingly govern and control Optionee's rights under this Agreement to


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       purchase Jupiter Stock under the assumed IRG Option.

              (c) Each IRG Option assumed by Jupiter which was originally designated as an Incentive Stock Option under the federal tax laws shall retain such Incentive Stock Option status to the maximum extent allowed by law.

              (d) Each IRG Option hereby assumed by Jupiter shall continue to vest and become exercisable in accordance with the same installment vesting schedule in effect for that option under the applicable Option Agreement immediately prior to the Effective Time; except, that the number of shares subject to each such installment shall be adjusted to reflect the Exchange Ratio.

              (e) For purposes of applying any and all provisions of the Option Agreement and the applicable Plan relating to Optionee's status as an employee or a consultant of IRG, Optionee shall be deemed to continue in such status as an employee or a consultant for so long as Optionee renders services as an employee or a consultant, respectively to Jupiter or any present or future majority-owned Jupiter subsidiary. Accordingly, the provisions of the Option Agreement governing the termination of the assumed IRG Options upon Optionee's cessation of service as an employee or a consultant of IRG shall hereafter be applied on the basis of Optionee's cessation of employee or consultant status, respectively with Jupiter and its subsidiaries, and each assumed IRG Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, following such cessation of employee or consultant status, respectively.

              (f) The adjusted exercise price payable for the Jupiter Stock subject to each assumed IRG Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of Jupiter Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as IRG Stock prior to the Merger shall be taken into account.

              (g) In order to exercise each assumed IRG Option, Optionee must deliver to Jupiter a written notice of exercise in which the number of shares of Jupiter Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of Jupiter Stock and should be delivered to Jupiter at the following address:

                     Jupiter Communications, Inc.
                     627 Broadway
                     New York, NY 10012
                     Attention:  Amy Bromberg
                                 ------------

       5. Except to the extent specifically modified by this Option Assumption Agreement,


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all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.

       IN WITNESS WHEREOF, Jupiter Communications, Inc. has caused this Stock Option Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the 16th day of March, 2000.

                                     JUPITER COMMUNICATIONS, INC.

                                     By:

                                         -------------, ------------------------
                                         Jean Robinson, Chief Financial Officer

                                 ACKNOWLEDGMENT

       The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her IRG Options hereby assumed by Jupiter are as set forth in the Option Agreement, the Plan and such Stock Option Assumption Agreement.

                                                   , OPTIONEE
                                    ---------------

DATED:                    , 2000
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